          FRUEHAUF TRAILER CORPORATION
        111 Monument Circle, Suite 3200
                P. O. Box 44913
        Indianapolis, Indiana 46244-0913



                                          June 14, 1996





To the Holders of
     14.75% Senior Secured Notes Due 2002
     of Fruehauf Trailer Corporation:


          Re:  Amended and Restated Consent Solicitation
               -----------------------------------------


     On May 3, 1996, Fruehauf Trailer Corporation (the
"Company") initiated a consent solicitation (the "May
Consent Solicitation") to the holders (the "Holders") of the Company's 14.75% Senior Secured Notes Due 2002 (the
"Senior Notes"), issued pursuant to the Indenture (the
"Indenture"), dated as of May 1, 1995, between the Company and IBJ Schroder Bank & Trust Company, as
Trustee (the "Trustee"). Since that time, discussions have occurred among representatives of the Company, certain Holders (the "Holders' Committee"), the Trustee,
Congress Financial Corporation (Central) ("Congress"), the lender under the Company's working capital facility
(the "Working Capital Facility"), and K-H Corporation, the entity from which the Company purchased its business in 1989 ("KHC"), with respect to the proposals contained in the May Consent Solicitation. This letter reflects the agreement in principle reached among such representatives with respect to such proposals.

     This letter (this "Amended and Restated Consent
Solicitation Statement") and the accompanying consent form (the "Amended and Restated Consent") are referred to collectively as, and contain all of the terms of, the "Amended and Restated Consent Solicitation."
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture or in the Intercreditor Agreement referred to therein.
Descriptions of the provisions of the Indenture and the amendments to the Indenture and the Intercreditor
Agreement requested herein are qualified in their entirety by the Indenture and the forms of Supplemental
Indenture (the "Supplemental Indenture") and amendment to the Intercreditor Agreement which are attached hereto as Exhibits A, B and C, respectively, and are incorporated herein by reference.

Sale Of Foreign Assets

     On April 21, 1996, the Company entered into a non-binding letter of intent, which was amended on May
3, 1996 (as amended, the "Letter of Intent"), with
Private Equity Investors, Inc. (together with its affiliates and related entities, "PEI") providing for the sale (the "Foreign Sale") of (i) the Company's current ownership interest in Societe Europeenne de
Semi-Remorques, S.A., a French corporation, (ii) the stock or other ownership interests currently owned by Fruehauf International Limited, a wholly-owned subsidiary of the Company ("FIL"), in Henred Fruehauf
(PTY) Limited, Henred Fruehauf Properties (PTY) Limited,

Nippon Fruehauf Company Ltd., and F.L.A. Licensing,
L.L.C., (iii) the Company's and FIL's current interests in certain trademark and technology license agreements currently operative outside North America (including, without limitation, all of the Company's and FIL's rights to any fees payable under any such existing agreements and any renewals thereof that may be made in the future), and (iv) all of the Company's current interest in the trademark, service mark, trade or corporate name "Fruehauf", and patents and patent applications, in each case, outside North America.
Pursuant to discussions between the Company and PEI subsequent to the entry into the Letter of Intent, PEI is expected to purchase, as part of (and deemed to be included in the definition of) the Foreign Sale, (a) certain idle trailer manufacturing equipment owned by the Company and located in Waverly, Ohio (the "Waverly
Equipment") and (b) the accounts receivable owed the Company and FIL by U.S. Partec Corporation and U.S.
Partec Licensing, Inc., the Company's Latin American joint venture partners (the "Partec Receivable"). In addition, it is expected that the Company and PEI will, as part of (and deemed to be included in the definition of) the Foreign Sale, enter into a put-call arrangement involving the Company's indirect ownership interest in certain real property located in Germany (the "Sindorf
Property"). It is expected that the sale of the assets identified in clauses (i), (ii), (iii) and (iv) above will generate approximately $20 million (before taking account of certain adjustments contemplated by the Letter of Intent and before deducting fees and expenses associated with the Foreign Sale) during June 1996. In addition, it is expected that the Waverly Equipment and the Partec Receivable will generate approximately
$850,000 to be held in escrow (subject to documentation acceptable in form and substance to counsel to the Holders' Committee) for a period of time not greater than one year following the completion of the Foreign
Sale. Further, the put-call arrangement involving the Sindorf Property, to the extent exercised, is expected to generate between $4 million and $5 million. All of the assets subject to the Foreign Sale as described in this paragraph are hereinafter collectively referred to as the "Portfolio."

     Under the Working Capital Facility, the Indenture and the Intercreditor Agreement (in each case without giving effect to the waivers and amendments contemplated hereunder), the Net Cash Proceeds from the Foreign Sale would be divided as follows: (i) a portion
(approximately $5.4 million) of the Net Cash Proceeds from the sale of Non-Core Assets in the Portfolio would be applied to the Permanent Reserve (as defined in the Intercreditor Agreement), (ii) a portion of the Net Cash
Proceeds resulting from the sale of Core Assets in the Portfolio would be paid to the Trustee to be held in the Core Collateral Account and (a) if not used by the Company for capital expenditures within 180 days of being credited to the Core Collateral Account or (b) if an Event of Default then exists, would be used to repurchase Senior Notes through an Asset Sale Offer,
(iii) 85% of the remaining Net Cash Proceeds resulting from the sale of Class II Non-Core Assets in the Portfolio would be deposited with the Trustee to be held in trust for the Holders and used to repurchase the Senior Notes through an Asset Sale Offer, and (iv) 15% of the remaining proceeds resulting from the sale of Class II Non-Core Assets in the Portfolio would, so long as no Event of Default then exists, be paid to the Company for its general corporate purposes.

     The Company, the Holders' Committee and Congress have agreed that the Net Cash Proceeds from the Foreign
Sale be applied as follows: (i) the interest payment on the Senior Notes scheduled for May 1, 1996 (the "May 1
Payment") in the amount of $4,614,832.50 would be directly deposited with the Trustee to be held in trust for the benefit of the Holders and paid to the Holders by the Trustee as hereinafter set forth, (ii) $156,435 would be directly deposited with the Trustee to be held in trust for the benefit of the Holders and used to pay a consent fee (the "Consent Fee") equal to .25% of the outstanding principal amount of the Senior Notes
($62,574,000) and paid to the Holders by the Trustee as hereinafter set forth, (iii) $6 million of the Net Cash
Proceeds would be paid directly to Congress for application to the Working Capital Facility (and available for re-borrowing by the Company in accordance with the terms of the Working Capital Facility) but not applied to the Asset Sale Reserve or used to increase the Permanent Reserve, (iv) amounts released from the escrow arrangement referred to above with respect to the Waverly Equipment and the Partec Receivable, other than amounts released to PEI, would be paid either to Congress, if and to the extent there are any Congress
Obligations outstanding on the date of release, for application to the Congress Obligations and application to a reserve under the Working Capital Facility, which would not be available to the Company for re-borrowing, or to the Trustee and used to make an Asset Sale Offer and (v) the balance of all other Net Cash Proceeds generated from the Foreign Sale (including the proceeds, if any, received upon the sale of the Sindorf Property and up to $100,000 held in escrow pending the completion of certain regulatory approvals for the transfer of certain assets in the Portfolio) would be directly deposited with the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale
Offer. The Collateral Agent will have a Lien on the Company's interest in such escrow, subject to the rights of Congress therein. The Consent Fee will be fully earned on the date on or prior to the Expiration Date
(as hereinafter defined) when the requisite Amended and Restated Consents are received by the Trustee as contemplated hereby and will be payable at the closing of the Foreign Sale.


Congress Waivers and Amendments

     In connection with the Foreign Sale, Congress and the Company are expected to enter into an amendment to the Working Capital Facility pursuant to which, among other items, Congress is expected to waive the provisions of the Working Capital Facility to permit the Foreign Sale to occur substantially as described above.
Such amendment is also expected to require that the Trustee and the Collateral Agent enter into an amendment to the Intercreditor Agreement (in form and substance satisfactory to counsel to the Trustee, the Collateral
Agent and the Holders' Committee): (i) permitting the portion of Net Cash Proceeds of the Foreign Sale which are paid to Congress to be applied as set forth above,
(ii) providing that the failure by Congress to increase the Asset Sale Reserve or the Permanent Reserve with respect to the portion of the Net Cash Proceeds of the Foreign Sale as described above will not limit
Congress's ability or right to apply future Net Cash
Proceeds from an Asset Sale to the Permanent Reserve, and (iii) consenting to an amendment by Congress and the Company to the Working Capital Facility permitting such application and such ability. The Company expects to pay a restructuring fee in the amount of $112,500 to Congress in connection therewith. In addition, the Company will pay Congress a forbearance fee of $10,000 at the beginning of each month after August 31, 1996 if at such time the Permanent Reserve is less than $7.5 million. The consent of the Trustee on behalf of the Holders is required under the Intercreditor Agreement with respect to such fees.

     The amendment to the Intercreditor Agreement is also expected to eliminate the Asset Sale Reserve and provide that the proceeds of any future Asset Sale
(other than the Foreign Sale), whether of Core Assets or Non-Core Assets, consummated after such amendments described herein become effective, would be paid to Congress and applied to the Permanent Reserve up to a maximum of $7.5 million. Such an amendment also requires the consent of the Holders since it would eliminate (until the Permanent Reserve has reached $7.5 million) the Holders' current rights to a share of the Net Cash Proceeds of Asset Sales of Non-Core Assets.

Indenture Waivers and Amendments

     Asset Sale Provision Amendments. The discussions among the Company, the Holders' Committee and Congress have also resulted in an agreement in principle regarding certain additional amendments to the Indenture as set forth in the Supplemental Indenture. Such amendments would change how proceeds generated from Asset Sales by the Company (other than the Foreign Sale) would be divided among the Holders, Congress and the Company. As indicated above and pursuant to the proposed amendment to the Intercreditor Agreement, the proceeds of any future Asset Sales other than the Foreign Sale, whether of Core Assets or Non-Core Assets, will be paid to Congress and applied to the Permanent
Reserve up to a maximum of $7.5 million. Under the proposed amendments to the Indenture, once the Permanent
Reserve is full, proceeds of Asset Sales will be treated as described below.

     The Indenture and the Collateral Agency Agreement would be amended to create (i) an Asset Sale Account
(the "Asset Sale Account"), with amounts deposited therein to be available to the Company under certain circumstances for the repair, replacement or acquisition of machinery or equipment substantially related to the design, manufacture or sale of truck trailers, components and related parts, and (ii) an Interest
Payment Account (the "Interest Payment Account"), with amounts deposited therein to be held for application to the interest payment due under the Senior Notes on November 1, 1996 (the "November 1 Payment"). These accounts would be filled with the Net Cash Proceeds from Asset Sales, without regard to classification as Core or

Non-Core under the Indenture. The first $0.2 million of such proceeds would be deposited in the Asset Sale
Account and the next approximately $4.5 million (the amount required to make the November 1 Payment) of such proceeds would be deposited in the Interest Payment
Account.

Once the Interest Payment Account has been filled, all additional Net Cash Proceeds of Asset Sales would be applied under the Indenture generally as follows:

     (a) Proceeds from the sale of Core Assets would be used to make an Asset Sale Offer;

     (b)  85% of the proceeds from the sale of Class II
          Non-Core Assets would be used to make an Asset
          Sale Offer, with the remaining proceeds
          retained by the Company for its general
          corporate purposes; and

     (c)  Proceeds from the sale of Class I Non-Core
          Assets would be used to make an Asset Sale
          Offer.

     Amendments to Mandatory Offer to Repurchase Upon
Change of Control. Section 3.15 of the Indenture provides that upon certain Change of Control (as defined in the Indenture) transactions, each Holder has the right to require the Company to repurchase the Senior
Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.
The Company and the Holders' Committee, in discussions subsequent to the May Consent Solicitation, agreed in principle that for a Change of Control transaction occurring on or prior to March 31, 1997, (a) the repurchase price would be reduced to 100% of the principal amount plus accrued and unpaid interest and
(b) the Holders would agree to tender all of the then outstanding Senior Notes. Since the Indenture cannot be modified to require all Holders to tender their Senior
Notes unless 100% of the Holders sign the Amended and Restated Consents, it has been determined that other changes in the Indenture could be made in connection with a tender by the Company for outstanding Senior
Notes in connection with a Change of Control transaction occurring on or prior to March 31, 1997 which would make it more likely that all Holders would so tender their Senior Notes. Accordingly, in order to reflect this agreement in the Supplemental Indenture, Section 3.15 is proposed to be amended so that for Change of Control transactions occurring on or prior to March 31, 1997,
(a) the repurchase price would be reduced as described above and (b) on the Change of Control Repurchase Date
(as defined in the Indenture), certain covenants of the Company in the Indenture would be cancelled and have no further force or effect. These covenants include limitations on Debt, Liens, Restricted Payments,
Subsidiaries and Transactions with Affiliates.

     K-H Corporation. On April 19, 1996, the Company entered into a letter agreement with KHC, pursuant to which, among other things, KHC agreed to purchase an initial $5.5 million interest, and agreed to purchase an additional $1.0 million interest upon successful completion of this Amended and Restated Consent
Solicitation, in the Working Capital Facility (the
"Funding"). The initial $5.5 million portion of the Funding was consummated on April 25, 1996. While the completion of the Funding did not require the consent of the Holders, as described in the May Consent
Solicitation, Congress has requested, and the Company has agreed to solicit, the consent of the Holders to the Funding and the treatment of such Funding.

     As part of the discussions subsequent to the May
Consent Solicitation, KHC has agreed to loan at least
$3.5 million to the Company and may, in its sole discretion, lend additional amounts to be used to resolve trailing liabilities for which it may have contingent liability in accordance with the documentation referred to below. Pursuant to this commitment, KHC will determine which trailing liabilities will be paid with the proceeds of the loans.
These loans will be secured by a Lien on collateral subordinate to the security interests of Congress, the Trustee and the Collateral Agent (on behalf of the Secured Parties, including the Holders) and such loans will be fully subordinate to the indebtedness of the Company to Congress and the indebtedness represented by the Senior Notes. The documentation with respect to these loans and the subordination provisions with respect to these loans and Lien shall be acceptable in form and substance to KHC, the Trustee, the Collateral

Agent and counsel to the Holders' Committee. Since these secured loans are not currently permitted by the Indenture, the consent of the Holders is required to amend the Indenture to include subordinated loans from KHC in the definition of "Permitted Debt" and the security interests related to these loans in "Permitted
Liens."

     Settlement of Rebenstock Litigation.  In December
1992, a class action complaint was filed against the Company and several other defendants alleging certain violations of the United States securities laws. In
1995, as a result of negotiations and with approval by the court, the case was settled in principle as to the Company and various other defendants. The Company has heretofore been unable to finalize the terms of a portion of the settlement with representatives of the class. As a part of the discussions subsequent to the May Consent Solicitation, the Company and the Holders'
Committee have agreed to permit the Company, in connection with the final settlement of this matter, to grant to the members of the class subordinated liens in certain collateral. The subordination provisions with respect to such liens shall be acceptable in form and substance to the Trustee, the Collateral Agent and counsel to the Holders' Committee. As such liens are not currently permitted under the Indenture, the consent of the Holders is required to amend the Indenture to include the liens securing this debt in the definition of "Permitted Liens."

     Miscellaneous Amendments. Finally, the Company and the Holders' Committee have also agreed in principle to amend the Indenture to (a) reduce the 30-day interest payment grace period contained in Section 5.1(a) of the Indenture to 10 days and (b) reduce the length of time between the date of an Asset Sale Offer and the Advance
Purchase Date from 60 calendar days to 25 business days
(as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities Exchange Act of 1934) for Asset Sale Offers notice of which is to be provided to the Holders directly by the Company and from 65 calendar days to 30 business days (as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities Exchange Act of 1934) for Asset Sale
Offers notice of which is to be provided to the Holders by the Trustee at the written request of the Company.

Amendments and Waivers to Other Documents

     Concerning Jacksonville Shipyards, Inc. As part of the Security Documents securing the Indenture, Jacksonville Shipyards, Inc., a wholly-owned subsidiary of the Company ("Jacksonville"), executed the Jacksonville Security Agreement which provided in part that Jacksonville could deal, accept and retain all payments due under a promissory note executed by Jacksonville Riverfront Development, Ltd. (the "JSI
Promissory Note").  Such agreement also allows
Jacksonville to transfer the JSI Promissory Note.  The
JSI Promissory Note matured on February 16, 1996, and the maker defaulted on payments of the principal of and interest then due thereunder. On May 8, 1996, Jacksonville began foreclosure proceedings on the real property securing the JSI Promissory Note. On June 12,
1996, the Company received an offer to purchase the JSI
Promissory Note and the related mortgage interest for $2.6 million. Discussions between Jacksonville and the proposed purchaser are continuing.

     At the time the Jacksonville Security Agreement was negotiated, the Company intended that payments on the JSI Promissory Note would be used by Jacksonville to satisfy its creditors. Jacksonville no longer operates a business and does not generate any revenue. The
Company also anticipated that the Jacksonville Security
Agreement permitted Jacksonville to transfer the JSI
Promissory Note and use the proceeds resulting from the transfer for the same purpose, all outside of the otherwise applicable Asset Sale provisions of the Indenture, the Intercreditor Agreement and the other
Documents. The Trustee has taken the position that retaining the proceeds of a transfer (or foreclosure) is not specifically enumerated in the Indenture or the Jacksonville Security Agreement. The Company believes that using the proceeds of the sale of the JSI
Promissory Note or the foreclosure of the real property securing the JSI Promissory Note to satisfy
Jacksonville's creditors, while not specifically enumerated, is within the clear general intent of the Jacksonville Security Agreement. The Company is asking the Holders to consent to amend the Indenture and the Jacksonville Security Agreement accordingly.

     In addition, Jacksonville recently received an offer to purchase for approximately $0.3 million certain real property owned by Jacksonville referred to as "Jacksonville-Mayport" on Part II of Exhibit C to the

Indenture and located on Mayport Road, Jacksonville,
Florida ("Jacksonville-Mayport") which proceeds, without giving effect to the amendments and waivers described herein, would be paid to Congress for application to the Permanent Reserve. Although Jacksonville-Mayport was not specifically considered for treatment similar to that of the JSI Promissory Note at the time the Jacksonville Security Agreement was negotiated, it is the Company's view that proceeds from the sale of Jacksonville-Mayport should be similarly retained by Jacksonville and used to satisfy its creditors.
Congress has agreed to this treatment, and the Holders are also being asked to confirm this treatment.


     Debt Modification Agreement. In connection with the execution of the Indenture, the Company, certain of its subsidiaries (including Fruehauf Holdings
Corporation ("Newco")), and the lenders under the then existing Credit Agreement entered into a Debt
Modification and Restructure Agreement dated as of May
1, 1995 (the "Debt Modification Agreement") pursuant to which, among other things, the Company and Newco agreed that under certain conditions either (a) Newco would be merged into the Company or (b) the maturity of (i) the Notes (the "Sakura Notes") issued under the Indenture dated July 11, 1989 between the Company and Mitsui
Finance Trust Company of New York (predecessor to Sakura
Trust Company ("Sakura")) as amended and restated as of September 26, 1990 (the "Sakura Indenture") and (ii) a
Note, dated September 28, 1990 (the "Newco Note"), in the aggregate principal amount of $65 million, executed by Newco in favor of the Company, would be extended.

     In September 1990, in connection with the purchase by Newco of all of the then outstanding Sakura Notes
(which purchase was funded indirectly through the then existing Credit Agreement), the Sakura Indenture was amended, but remained in place as intercompany debt.
For certain technical reasons, one of the conditions in the Debt Modification Agreement to the merger of Newco into the Company has not yet occurred, although the term of the Sakura Notes and the Newco Note was extended as between the Company and Newco. Nevertheless, the Company and the Trustee agree that the original rationale to maintain the Sakura Indenture as intercompany debt no longer exists.

     Therefore, the Company is seeking the consent of the Holders to: (a) authorize the Trustee to consent to the merger of Newco with and into the Company, and
(b) authorize the Trustee, upon the effectiveness of such merger and notwithstanding anything to the contrary contained in any Document or the Debt Modification
Agreement, so long as no petition under the Bankruptcy
Code has then been filed by or against the Company, to take all action that may be necessary or desirable
(including but not limited to giving instructions to Sakura) to release all Liens on account of the Sakura
Notes and the Newco Note and to terminate the Hypothecation Agreement and the Sakura Indenture. The
Newco Note and the Sakura Notes will terminate by operation of law.

Other Matters

     Board of Directors. As a result of discussions with the Holders' Committee and in consideration of the consents requested herein, the Company has agreed to increase by two the number of directors on its Board of Directors and to appoint Messrs. Chriss Street and Worth
Frederick to fill such vacancies by the Expiration Date.
The Company has agreed to pay each of Messrs. Street and Frederick a one time advisory fee of $5,000.

     Representations of the Company. In consideration of the amendments and waivers requested herein, the Company will make the following representations and warranties to the Holders in a separate letter agreement to be executed in connection with the transactions contemplated hereby:

      -   The Company is, and will continue to
          be, undertaking the orderly sale of
          assets or actively exploring business
          combinations.

      -   The Company does not have any
          unencumbered assets.

      -   The Senior Notes are fully secured.

      -   The security interests in favor of the
          Collateral Agent or the Trustee created
          pursuant to any of the Security
          Documents are valid, enforceable and
          have been perfected in accordance with
          the applicable provisions of the
          Uniform Commercial Code and all other
          applicable laws against creditors of
          and purchasers from the Company or its
          Subsidiaries, as the case may be.

      -   In the event of the filing of a
          petition under the Bankruptcy Code by
          or against the Company, the Company
          will attempt to (x) provide that
          interest on the Senior Notes is paid on
          a current basis and (y) ensure that the
          fees and expenses of the Trustee and
          Collateral Agent and the expenses of
          the Holders' Committee and any
          creditors committee on which
          representatives of the Holders or the
          Trustee may serve (including in each
          case, attorneys' fees and expenses) are
          paid on a current basis.

The Company has received correspondence from counsel to Congress to the effect that Congress may not permit the payments identified in clauses (x) and (y) above. The judge presiding over any such bankruptcy proceedings will make a final decision on this issue.

  GENERAL PROVISIONS OF AMENDED AND RESTATED CONSENT
  SOLICITATION; PAYMENT TO HOLDERS OF MAY 1 PAYMENT
                  AND CONSENT FEE

General Terms of Solicitation

     In order to effect the proposed waivers and amendments requested hereby, Holders of at least a majority of the outstanding aggregate principal amount of the Senior Notes must consent to such waivers and amendments by properly completing, executing and delivering Amended and Restated Consents in the form requested hereby to the Trustee at its address specified in the return envelope enclosed herewith. Enclosed is a form of Amended and Restated Consent to be executed and delivered by each of the Holders. There are presently issued and outstanding $62,574,000 aggregate principal amount of the Senior Notes. Accordingly, the requested waivers and amendments must be approved by the Holders of more than $31,287,000 aggregate principal amount of the Senior Notes. Holders of the Senior Notes who wish to consent with respect to the requested waivers and amendments must consent to all of the proposed waivers and amendments.

     This Amended and Restated Consent Solicitation
Statement is being sent to all Holders as reflected in the records of the Trustee as of April 22, 1996 (the
"Record Date"). The Record Date shall also be the record date for the May 1 Payment and the Consent Fee.
Notwithstanding the provisions of Section 2.4(d) of the Indenture with respect to payment of defaulted interest, the May 1 Payment shall be paid by the Trustee as soon as practicable after receipt from the Company, to the registered Holders of the Senior Notes as of the Record
Date and otherwise in accordance with the applicable provisions of the Indenture. The Consent Fee shall be paid by the Trustee as soon as practicable after receipt from the Company, pro rata to the registered Holders of the Senior Notes as of the Record Date, whether or not such Holder has executed and delivered the Amended and Restated Consent. The Trustee may treat this Amended and Restated Consent Solicitation Statement as notice from the Company of the Record Date. The expiration date for this Amended and Restated Consent Solicitation is 5:00 p.m., New York City time, on June 25, 1996, unless extended by the Company (with the consent of the Holders' Committee) upon notice to the Trustee (the
"Expiration Date").

     The form of Amended and Restated Consent contemplates that the Trustee and/or the Collateral
Agent will be authorized to enter into the Supplemental
Indenture, substantially in the form attached hereto as

Exhibit B, or in any other form which may be used to effectuate the matters referred to herein, amending certain provisions of the Indenture and the Collateral
Agency Agreement, and that the Trustee and/or the Collateral Agent will be authorized to enter into (i) an amendment to the Intercreditor Agreement, substantially in the form attached hereto as Exhibit C, and (ii) such other or additional supplemental indentures, amendments to any of the Documents, releases of Liens and security interests in favor of either of them and such other agreements, including subordination agreements, documents and instruments as may be necessary or desirable, in their sole discretion, to consummate the transactions contemplated by this Amended and Restated
Consent Solicitation.

     Prior to the execution of the Supplemental
Indenture, the Company will obtain such consents and instructions from Congress as may be required under the Working Capital Facility and the Intercreditor Agreement in order to effect the transactions contemplated by this Amended and Restated Consent Solicitation.

     Nothing in the Amended and Restated Consent
Solicitation, nor the fact that the Company has requested waivers and amendments of certain covenants contained in the Indenture with respect to the matters referred to herein, shall be deemed an admission on the part of the Company that completion of these transactions as proposed by the Company, or any portion thereof, would conflict with any covenant contained in the Indenture in the absence of obtaining the waivers and amendments requested hereby.

     If the requisite Amended and Restated Consents are received on or prior to the Expiration Date, then the Amended and Restated Consents will become valid and effective, subject to the conditions described below under "Expiration of Consents". Nothing in this Amended and Restated Consent Solicitation shall be deemed to obligate the Company to consummate the Foreign Sale or any of the other transactions referred to herein, in whole or in part.

Expiration of Consents

     The waivers, consents and acknowledgments set forth in the Amended and Restated Consent will expire and have no further force and effect in the event that, on the Expiration Date, the Foreign Sale has not been completed on substantially the terms described herein. In addition, notwithstanding the receipt of the requisite
Amended and Restated Consents on or prior to the Expiration Date, such consents will not be effective unless counsel for each of the Trustee, the Collateral
Agent and the Holders' Committee are satisfied with the form and substance of the documents to be executed in connection with the transactions contemplated hereby.

Procedure for Consenting

     An Amended and Restated Consent can only be effected by execution of the enclosed form of Amended and Restated Consent, properly completed, executed and delivered by each of the Holders to the Trustee (which will deliver a copy of the Amended and Restated Consent to the Company) at the address for the Trustee set forth on the form of Amended and Restated Consent. Upon proper completion and execution of an Amended and Restated
Consent by a Holder, the Holder will be considered to have consented to the requested waivers and amendments as delineated in this Amended and Restated Consent
Solicitation Statement and the form of Amended and Restated Consent.

     A return envelope, addressed to the Trustee, is enclosed for your convenience in transmitting your completed Amended and Restated Consent to the Trustee.

     Only registered Holders of the Senior Notes as of the Record Date (or holders of a valid proxy from the Holder or DTC Participants described in the Amended and Restated Consent) may deliver an Amended and Restated
Consent. Any beneficial owner of Senior Notes who is not the registered Holder of such Senior Notes must arrange with the registered Holder (or holders of a valid proxy from the Holder) to execute and deliver the Amended and Restated Consent on his, her or its behalf.

     All questions as to the validity, form,
eligibility, receipt and acceptance of any Amended and Restated Consent will be resolved by the Company, whose determination shall be final and binding, subject only to review and approval of the Trustee with respect to proof of execution and ownership. The Company reserves the right, subject only to review and approval of the Trustee with respect to proof of execution and ownership, to waive any defects or irregularities or conditions of delivery as to particular Amended and Restated Consents. Unless waived, all such defects or irregularities must be cured prior to the Expiration
Date. Neither the Company, the Trustee nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Amended and Restated Consents will not be deemed to have been properly given until all defects and irregularities have been cured or waived. The Company's interpretation of the terms and conditions of the Amended and Restated Consent Solicitation shall be conclusive and binding.

Non-Revocability of Amended and Restated Consents

     Each Amended and Restated Consent includes an acknowledgment that the Amended and Restated Consent shall become irrevocable after Amended and Restated
Consents substantially to the effect provided herein, executed by the Holders of a majority in principal amount of the Senior Notes outstanding as of the Record
Date, have been delivered to the Trustee, subject to the conditions described above under "Expiration of Consents".

Questions

     Any questions concerning this Amended and Restated
Consent Solicitation may be directed to Timothy J.
Wiggins, Executive Vice President--Finance and
Administration and Chief Financial Officer of the
Company (Telephone: (317) 630-3035); Kenneth A. Minor,
Treasurer of the Company (Telephone: (317) 630-3016); or
Gregory G. Fehr, Corporate Controller of the Company
(Telephone: (317) 630-3010).

                 *  *  *  *  *


     Thank you very much for your continued cooperation and support of the Company. Please make every effort to deliver your signed Amended and Restated Consents to the Trustee as expeditiously as possible.



                           FRUEHAUF TRAILER CORPORATION




Attachments
   Exhibits A, B and C

Enclosures
   Form of Amended and Restated Consent; Return Envelope

          AMENDED AND RESTATED CONSENT
          ____________________________

          Fruehauf Trailer Corporation

      14.75% Senior Secured Notes Due 2002
      ____________________________________


     Reference is made to the letter dated June 14, 1996
(the "Amended and Restated Consent Solicitation
Statement"), from Fruehauf Trailer Corporation (the
"Company") to the holders of the Company's 14.75% Senior
Secured Notes Due 2002. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Amended and Restated
Consent Solicitation Statement.

     This Amended and Restated Consent is executed and delivered with reference to the Indenture
(the "Indenture"), dated as of May 1, 1995, between the Company and IBJ Schroder Bank & Trust Company, as
Trustee (the "Trustee"). The undersigned is the Holder of the aggregate original principal amount of the Senior
Notes indicated herein and is authorized to execute and deliver this Amended and Restated Consent.

     The undersigned hereby consents to the waivers and amendments contemplated by the Amended and Restated
Consent Solicitation Statement as follows:

          (a)  The waiver upon cure of any Default or
     Event of Default which has resulted from the late payment of the May 1 Payment.

          (b)  The occurrence of the Funding and the
     treatment thereof.

          (c)  The inclusion in the definition of
     "Permitted Debt" under the Indenture of indebtedness incurred by the Company or any of its Subsidiaries to KHC or any of its affiliates that is fully subordinated to the Indenture Obligations.

          (d)  The inclusion in the definition of
     "Permitted Liens" under the Indenture of (i) subordinate Liens securing the financing arrangements with KHC or any of its affiliates referred to in clause (c), (ii) the put-call arrangement involving the Sindorf Property as provided in the Amended and Restated Consent
     Solicitation Statement, and (iii) subordinate Liens securing the indebtedness of the Company incurred in connection with the settlement of the lawsuit styled
     Rebenstock v. Fruehauf Trailer Corporation, et al.,
     Case No. 92 CV 77050 DT, United States District
     Court for the Eastern District of Michigan, Southern
     Division.

          (e)  The waiver of the requirements of Section
     3.16 of the Indenture governing application of the Net Cash Proceeds of the Foreign Sale and the amendment of Section 3.16 of the Indenture and
     Section 4 of the Intercreditor Agreement permitting the Net Cash Proceeds of the Foreign Sale to be applied as follows: (i) the direct deposit of $4,614,832.50 of the Net Cash Proceeds of the Foreign Sale with the Trustee to be held in trust for the benefit of the Holders and used to make the May 1 Payment; (ii) the direct deposit of $156,435 of such proceeds with the Trustee to be held in trust for the benefit of the Holders and used to pay the Consent Fee; (iii) the application of $6,000,000 of such proceeds to the Working Capital Facility, as amended below, but not applied to the Asset Sale
     Reserve or used to increase the Permanent Reserve;
     (iv) the application of amounts released from the escrow described in the Amended and Restated Consent
     Solicitation Statement relating to the Waverly
     Equipment and the Partec Receivable, other than amounts released to PEI, to the Congress Obligations and application to a reserve under the Working
     Capital Facility which would not be available to the

     Company for re-borrowing; and (v) the direct deposit of the balance of such Net Cash Proceeds with the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale Offer, including any amounts released from the escrow referred to in paragraph (e)(iv) above, to the extent not released to Congress or PEI.

          (f)  The amendment of the Indenture and the
     Collateral Agency Agreement to create (i) the Asset
     Sale Account, with amounts deposited therein available to the Company under the circumstances set forth in the Supplemental Indenture for the repair, replacement or acquisition of machinery or equipment substantially related to the design, manufacture or sale of truck trailers, components and related parts, and (ii) the Interest Payment Account, with amounts deposited therein held for application to the November 1 Payment. These accounts will be filled with the Net Cash Proceeds from Asset Sales occurring after the Permanent Reserve has been filled, without regard to their classification as Core or Non-Core under the Indenture. The first
     $0.2 million of such proceeds will be deposited in the Asset Sale Account and the next approximately
     $4.5 million (the amount required to make the November 1 Payment) of such proceeds will be deposited in the Interest Payment Account.

     After the Interest Payment Account has been filled, the Net Cash Proceeds of Asset Sales will be applied as follows:

                (i) Proceeds from the sale of Class I
                    Non-Core Assets will be used to
                    make an Asset Sale Offer;

               (ii) 85% of the proceeds from the sale
                    of Class II Non-Core Assets will
                    be used to make an Asset Sale
                    Offer, with the remaining
                    proceeds retained by the Company
                    for its general corporate
                    purposes; and

              (iii) Proceeds from the sale of Core
                    Assets will be used to make an
                    Asset Sale Offer.

          (g)  The amendment of the Indenture to (i)
     reduce the grace period for interest payments contained in Section 5.1(a) of the Indenture from 30 to 10 days and (ii) reduce the length of time between the date of an Asset Sale Offer and the Advance Purchase Date from 60 days to 25 business days (as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities
     Exchange Act of 1934) for Asset Sale Offers notice of which is to be provided to the Holders directly by the Company and from 65 days to 30 business days
     (as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities Exchange Act of 1934) for Asset Sale Offers notice of which is to be provided to the Holders by the Trustee at the written request of the Company.

          (h) The execution and delivery by the Trustee and the Collateral Agent of a subordination agreement or agreements in form and substance satisfactory to the Trustee, the Collateral Agent and counsel to the Holders' Committee, pursuant to which the indebtedness of the Company to KHC as contemplated in clause (c) above and the KHC Liens and the Liens in connection with the Rebenstock lawsuit as contemplated in clause (d) above will be subordinated to the Indenture Obligations and the Liens securing the Indenture Obligations.

          (i)  The amendment of Section 3.15 of the
     Indenture to provide that a mandatory offer to repurchase the Senior Notes in connection with a Change of Control (as defined in the Indenture) occurring on or before March 31, 1997 shall (i) have a purchase price equal to 100% of the principal amount of the Senior Notes, together with accrued and unpaid interest and (ii) provide that upon the Change of Control Repurchase Date, the covenants of the Company contained in Sections 3.9-3.13, inclusive, will be automatically and without further action considered deleted from the Indenture and of no further force or effect.

          (j)  The amendment of the definition of "Asset
     Sale" under the Indenture to exclude (i) the sale of the JSI Promissory Note, (ii) the foreclosure of the mortgage securing the JSI Promissory Note and (iii) the sale of Jacksonville-Mayport.

          (k)  The execution and delivery by the
     Collateral Agent of an amendment to Section 26 of the Jacksonville Security Agreement, pursuant to which Section 26 thereof would be deleted and replaced in its entirety by the following:

               Section 26.  Subsidiary May Deal
          With Riverfront Pledged Note and the
          Mayport Property.  Notwithstanding
          anything to the contrary contained
          herein, in the Indenture or in any
          other Document, so long as no Event of
          Default shall then exist, the
          Subsidiary may (a) accept and retain,
          free of lien or claim of lien
          hereunder, all payments due under or
          derived from the sale of the Pledged
          Note made by Jacksonville Riverfront
          Development, Ltd., dated February 10,
          1995 or derived from the proceeds of
          the foreclosure of any mortgage or
          security interest securing the Pledged
          Note (including the sale of the
          property foreclosed, if such property
          is acquired by the Subsidiary at a
          foreclosure sale or otherwise), and may
          amend, modify or transfer such Pledged
          Note in an arm's length transaction
          (including but not limited to the
          transfer of such Pledged Note in
          exchange for the assumption by the
          transferee of liabilities of equivalent
          value of the Subsidiary to third
          parties), foreclose the mortgage that
          secures such Pledged Note, and/or
          purchase the property subject to such
          mortgage at foreclosure sale or
          otherwise free of lien or claim of lien
          hereunder, and the Agent shall release
          such Pledged Note and/or its Lien
          thereon for such purposes, provided
          that in connection with any amendment
          or modification of such Pledged Note
          the Subsidiary shall, concurrently with
          the release by the Agent of such
          Pledged Note, pledge and deliver
          hereunder to the Agent a replacement
          Pledged Note, as so amended or modified
          and (b) accept and retain, free of lien
          or claim of lien hereunder (and the
          Agent shall release such liens, if
          any), all payments derived from the
          sale or transfer of that certain real
          property owned by the Subsidiary
          referred to as "Jacksonville-Mayport"
          on Part II of Exhibit C to the
          Indenture and located at Mayport Road,
          Jacksonville, Florida.

          (l)  The amendment of the Intercreditor
     Agreement and the Working Capital Facility pursuant to which the Asset Sale Reserve would be reduced to zero and eliminated and the Permanent Reserve (as defined in the Intercreditor Agreement), currently approximately $2.1 million, would be immediately increased by the amount of the Asset Sale Reserve
     (currently such amount is $0), and the proceeds of any future Asset Sale (other than the Foreign Sale), whether of Core Assets or Non-Core Assets, consummated after the amendment to the Intercreditor
     Agreement has become effective, would be paid to Congress and applied to the Permanent Reserve up to a maximum of $7.5 million, and the payment of the restructuring and forbearance fees referred to in the Amended and Restated Consent Solicitation
     Statement.

          In addition, the portion of the Net Cash
     Proceeds of the Foreign Sale described in paragraph
     (e)(iii) above shall be paid directly to Congress to be applied to the Congress Obligations in such order as Congress shall elect, and will not increase the Asset Sale Reserve or the Permanent Reserve provided, that the failure by Congress to so increase the Asset Sale Reserve or the Permanent
     Reserve will not limit Congress's ability or right to apply future Net Cash Proceeds from an Asset Sale to the Permanent Reserve. The portion of the Net
     Cash Proceeds of the Foreign Sale described in paragraph (e)(iv) above, other than amounts released to PEI, shall be paid either to Congress, if and to the extent there are any Congress Obligations outstanding on the date of such release, or to the Trustee and used to make an Asset Sale Offer.

          (m) The authorization for the Trustee to (i) consent to the merger of Newco with and into the Company and (ii) upon the effectiveness of such merger, and notwithstanding anything to the contrary contained in any Document or the Debt Modification
     Agreement, so long as no petition under the United
     States Bankruptcy Code has then been filed by or against the Company, take all action that may be necessary or desirable (including but not limited to giving instructions to Sakura) to release all Liens on the Sakura Notes and the Newco Note and to terminate the Hypothecation Agreement and the Sakura
     Indenture.

          (n) The execution and delivery by the Trustee and/or the Collateral Agent of the Supplemental
     Indenture, and the execution and delivery by the Trustee and/or the Collateral Agent of such other or additional supplemental indentures, amendments to any of the Documents, including without limitation an amendment to the Intercreditor Agreement, releases of Liens and security interests in favor of either of them and such other agreements, including subordination agreements, documents and instruments as may be necessary or desirable, in their sole discretion, to consummate the transactions described in or otherwise to accomplish the intended purposes of the Amended and Restated Consent Solicitation.

     The undersigned acknowledges that the release of the Foreign Assets from the Lien of the Indenture and the Security Documents in connection with the Foreign
Sale as described herein shall not be deemed for any purpose to impair the security under the Indenture in contravention of the provisions thereof within the meaning of Section 3.14(d) of the Trust Indenture Act of 1939, as amended.

     Except as set forth in the next paragraph, this Amended and Restated Consent shall become irrevocable after the date (the "Effective Date") when Amended and Restated Consents substantially to the effect provided herein, executed by a majority in principal amount of the Senior Notes Outstanding, have been delivered to the Trustee on or prior to the Expiration Date. Nothing in the Amended and Restated Consent Solicitation shall be deemed to obligate the Company to consummate any of the transactions described therein, in whole or in part.

     Notwithstanding the preceding paragraph, this
Amended and Restated Consent will expire and have no further force and effect in the event that on the Expiration Date the Foreign Sale has not been completed on substantially the terms set forth in the Amended and Restated Consent Solicitation Statement. In addition, notwithstanding the receipt of the requisite Amended and Restated Consents on or prior to the Expiration Date, such consents will not be effective unless counsel for each of the Trustee, the Collateral Agent and the Holders' Committee are satisfied with the form and substance of the documents to be executed in connection with the transactions contemplated hereby.

     The term holder ("Holder") as used herein shall mean a registered holder of Senior Notes as reflected in the records of the Trustee as of April 22, 1996 (the
"Record Date"). The Record Date shall also be the record date for the May 1 Payment and the Consent Fee.
Notwithstanding the provisions of Section 2.4(d) of the Indenture with respect to payment of defaulted interest, the May 1 Payment shall be paid by the Trustee as soon as practicable after receipt from the Company, to the registered Holders of the Senior Notes as of the Record
Date and otherwise in accordance with the applicable provisions of the Indenture. The Consent fee shall be paid by the Trustee as soon as practicable after receipt from the Company, pro rata to the registered Holders of the Senior Notes as of the Record Date, whether or not such Holder has executed and delivered the Amended and Restated Consent. The Company anticipates that the
Depository Trust Company ("DTC"), as nominee holder of certain Senior Notes, will execute an omnibus proxy which will authorize its participants ("DTC
Participants") to consent with respect to the Senior
Notes owned by it and held in the Cede & Co. name as specified on a DTC position listing as of the Record
Date. In such case, all references to Holder shall, unless otherwise specified, include DTC Participants.

     By execution hereof, the undersigned acknowledges receipt of the Amended and Restated Consent Solicitation
Statement and hereby represents and warrants that the undersigned has full power and authority to give the

Amended and Restated Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned's
Amended and Restated Consent.

     The method of delivery of this Amended and Restated
Consent and all other required documents to the Trustee is at the election and risk of the Holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Trustee. In all cases, sufficient time should be allowed to assure timely delivery. No Amended and Restated Consent should be sent to any person other than the Trustee. In no event should you deliver or tender any Senior Notes.

     Amended and Restated Consents may be revoked only prior to the Effective Date by the registered Holder or DTC Participant who submits an Amended and Restated
Consent. Such person may revoke such Amended and Restated Consent by delivering written notice of such revocation to the Trustee at any time prior to the Effective Date. To be valid any such notice of revocation must indicate the certificate number or numbers of the Senior Notes to which it relates and the aggregate principal amount represented by such Senior
Notes and must be signed by the Holder(s) or DTC
Participant(s) in the same manner as the original
Amended and Restated Consent or be accompanied by evidence satisfactory to the Company and the Trustee that the Holder or DTC Participant revoking such Amended and Restated Consent has the power to revoke such Amended and Restated Consent.

     This Amended and Restated Consent relates to the total principal amount of the Senior Notes held of record by (or held by DTC for the account of) the undersigned as of the Record Date, unless Senior Notes held of record by (or held by DTC for the account of) the undersigned are to be excluded from this Amended and Restated Consent, which exclusion is clearly indicated in the table below. The undersigned has listed in the table below the Note numbers and principal amount of the Senior Notes held of record by (or held by DTC for the account of) the undersigned, separately grouping and appropriately indicating which of such Senior Notes, if any, are excluded from this Amended and Restated
Consent. If the space provided below is inadequate, list all such information on a separate schedule and affix the schedule to this Amended and Restated Consent.

            PLEASE COMPLETE THE FOLLOWING TABLE

Name(s) and           Note Number(s)or      Aggregate
Address(es)of         Cede & Co.            Principal
Registered            Account Number(s)     Amount of
Holder(s) or                                Senior
DTC Participant(s)                          Notes
- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------


- -----------------     -----------------     ---------



     This Amended and Restated Consent, when completed and signed, is to be delivered to the Trustee at:

                    Via Regular Mail

            IBJ Schroder Bank & Trust Company
                      P.O. Box 84
                 Bowling Green Station
             New York, New York  10274-0084
      Attention:  Reorganization Operations Department

              By Hand or Overnight Delivery

            IBJ Schroder Bank & Trust Company
                     One State Street
                New York, New York  10004
Attention: Securities Processing Window Subcellar One  (SC-1)
             Telephone Number:  (212) 858-2103


   Facsimile Transmission:            Confirm By Telephone
      (212) 858-2611                    (212) 858-2103
Attention:  Reorganization
   Operations Department
(Original executed consents
       must follow)


     Amended and Restated Consents should not be delivered to any person other than the Trustee. In no event should a Holder deliver any certificates representing the Senior Notes.

                 IMPORTANT--SIGN HERE

Registered holders or the DTC Participant(s) must execute this Amended and Restated Consent exactly as their name(s) appear(s) on the Senior Notes or the position listing of Cede & Co. If Senior Notes to which this Amended and Restated Consent relates are held of record by two or more joint registered Holders, all such Holders must sign this Amended and Restated Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit evidence satisfactory to the Company of such person's authority to so act. Signatures on this Amended and Restated Consent must be guaranteed by a firm that is a member of the National Association of Securities Dealers, Inc., or a member of a registered national securities exchange or by a commercial bank or trust company having an office in the United States.

                            SIGN HERE

                      __________________________________


                      __________________________________
                      Signature of Owner(s)

Dated: ________________, 1996

Name(s):

__________________________________

__________________________________

Capacity:

__________________________________

Address:

__________________________________

__________________________________

__________________________________

Area Code and Telephone No.:

___________________________________

Tax Identification or Social Security No.:

___________________________________




              GUARANTEE OF SIGNATURES


Authorized Signature:__________________________


Name and Title: _______________________________

                          (Please Print)

Dated: ________________________________________


Name of Firm: _________________________________